Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Bill Davis

Perficient, Inc.

(314) 995-8822

bill.davis@perficient.com

Perficient, Inc. Reports Third Quarter 2004 Results

AUSTIN, Texas – Nov 3, 2004 — Perficient, Inc. (NASDAQ: PRFT), a leading eBusiness solutions provider in the central United States, today reported financial results for the quarter ended September 30, 2004.

Financial Highlights

For the third quarter ended September 30, 2004:

•                  Revenue from services and software was up 133% to $16,845,974 versus $7,221,616 in the third quarter of 2003.

•                  Reported net income was up 170% to $1,146,089 versus $424,265 in the third quarter of 2003.

•                  Earnings per share were $0.05 as compared to $0.03 per share in the third quarter of 2003.

•                  Gross margin for services revenue was 38.6% versus 41.6% in the third quarter of 2003.

•                  Gross margin for software revenue was 14.1% as compared to 19.9% in the third quarter of 2003.

•                  EBITDA (a non-GAAP performance measure) was up 148% to $2,284,988 versus $920,928 during the third quarter of 2003.

“Our revenue growth in Q3 was extraordinary and, in addition to our best top-line performance ever, we achieved record EBITDA, net income and earnings per share,” said Jack McDonald, Perficient’s chairman and chief executive officer.  “We are well positioned for continued organic growth and expansion through accretive acquisitions.  We remain focused on delivering value for our clients and shareholders, and a near-term goal of achieving $100 million in annual revenues by 2006.”

Additional Q3 2004 Highlights

Among other Q3 2004 highlights, Perficient:

•                  Achieved its sixth consecutive quarter of positive EPS;

•                  Announced the renewal of its subcontracting agreement with IBM;

•                  Added new projects and follow-on engagements with top-tier enterprise clients including AC Nielsen, Anheuser-Busch, Chicago Board of Trade, Cole Taylor, Deutsche Asset Management, Equity Office Products,  Kemlite, Scottrade, Sigma Chi, Union Bank of California, Wachovia and many others;

•                  Successfully completed the integrations of Genisys Consulting and Meritage Technologies;

•                  Was named for the second consecutive year as one of the fastest growing technology companies in Texas by Deloitte & Touche;

•                  Appointed two leading technology industry veterans, Kenneth R. Johnsen and Ralph Derrickson, to its Board of Directors; and

•                  Continued to accelerate investor relations activities by meeting with dozens of institutional investors, presenting at the Roth Capital Partners New York Conference and being featured by Reuters in a series of pieces highlighting potential micro-cap investing opportunities.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after November 3rd, 2004.

We expect our Q4 2004 services and software revenue, net of reimbursed expenses, to be in the range of $13 million to $13.6 million, comprised of $12.0 million to $12.6 million in services revenue and $1 million in software revenue. It is our practice to include in our revenue guidance only those software sales actually booked as of the guidance date. The forecast range of services revenue would represent services revenue growth of 95% to 105% over the fourth quarter of 2003.

Earnings Conference Call and Webcast

We will host a public conference call at 4:30 p.m. Eastern today. Analysts and investors wishing to participate in the call and ask questions during the call’s Q&A session may access the call as follows:

Toll-Free: 800-659-2032

International: 617.614.2712

Participant Passcode: 13967089

In addition, the call will be webcast by CCBN and may be accessed via Perficient’s website at www.perficient.com.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors may listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors may access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Earnings Conference Call and Webcast Replay

A replay of this afternoon’s call may be accessed beginning this evening at 6:30 pm and ending on November 10th, 2004. Replay information is as follows:

Toll-Free: 888-286-8010

International: 617-801-6888

Replay Passcode: 11042607

Additionally, the call replay will be hosted at www.perficient.com.

About Perficient

Perficient is a leading provider of eBusiness solutions in the central United States. Perficient helps companies acquire and strengthen their customer relationships, reduce their costs and empower their employees by helping them create Enabled Enterprises™, Web-based infrastructures with dynamically-integrated business applications that extend enterprise technology assets to customers, employees, suppliers and partners. Perficient is an award-winning “Premier Level” IBM business partner and a recognized expert in IBM’s WebSphere® software. Perficient’s other partners consist of leading eBusiness technology and services providers including Microsoft, Stellent, Bowstreet, Wily Technology, Tibco, Mainline, Digex, Fusion and others. For more information about Perficient, which has more than 320 professionals in the Central US and Canada, please visit http://www.perficient.com/. IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company’s growth, credit risks associated with the company’s accounts receivable, the company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-QSB. The foregoing information concerning Perficient’s business outlook represents our outlook as of the date of this news release, and Perficient undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

Use of Non-GAAP Financial Information

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non- GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income (loss) from operations and net income (loss) is included in the unaudited consolidated statements of operations.

PERFICIENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2004	2003	2004
	(unaudited)		(unaudited )
Revenue
Services	$6,516,153	$13,454,616	$18,381,926	$29,771,852
Software	705,463	3,391,358	2,462,582	5,793,600
Reimbursable expenses	433,835	677,158	1,385,074	1,658,251
Total revenue	7,655,451	17,523,132	22,229,582	37,223,703

Cost of revenue
Project personnel costs	3,686,578	8,199,266	10,161,342	17,763,263
Software costs	564,901	2,913,946	2,084,047	4,898,381
Reimbursable expenses	433,835	677,158	1,385,074	1,658,251
Other project related expenses	121,661	55,875	321,056	218,173
Total cost of revenue	4,806,975	11,846,245	13,951,519	24,538,068
Gross margin	2,848,476	5,676,887	8,278,063	12,685,635

Selling, general and administrative	1,901,659	3,390,054	5,763,276	7,559,245
Stock compensation	25,889	1,845	110,038	26,613
EBITDA(1)	920,928	2,284,988	2,404,749	5,099,777

Depreciation	165,943	138,718	560,543	363,593
Amortization of intangibles	62,502	233,541	554,170	446,320
Income from operations	692,483	1,912,729	1,290,036	4,289,864
Interest income	297	1,069	2,926	1,706
Interest expense	(55,771)	(52,983)	(199,172)	(82,116)
Other	17,814	20,612	(22,197)	22,514
Income before income taxes	654,823	1,881,427	1,071,593	4,231,968
Provision for income taxes	230,558	735,338	555,405	1,655,338
Net income	$424,265	$1,146,089	$516,188	$2,576,630

Accretion of dividends on preferred stock	(44,899)	—	(138,025)	—
Net income available to common stockholders	$379,366	$1,146,089	$378,163	$2,576,630

Basic net income per share	$0.04	$0.06	$0.04	$0.15

Diluted net income per share	$0.03	$0.05	$0.04	$0.13
Shares used in computing basic net income per share	10,748,580	19,227,873	9,954,244	17,013,579
Shares used in computing diluted net income per share	15,036,570	21,844,127	14,727,460	19,904,355

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	September 30, 2004
		(unaudited)
ASSETS
Current assets:
Cash	$1,989,395	$2,786,639
Accounts receivable, net	5,534,607	14,352,505
Other current assets	297,058	450,806
Total current assets	7,821,060	17,589,950
Net property and equipment	699,145	782,916
Net intangible assets	11,693,834	28,532,584
Other noncurrent assets	45,944	133,648
Total assets	$20,259,983	$47,039,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$775,980	$3,595,912
Current portion of long term debt	—	576,140
Other current liabilities	2,664,787	5,386,811
Current portion of notes payable to related parties	366,920	239,331
Total current liabilities	3,807,687	9,798,194
Long term debt, net of current portion	—	1,923,860
Accrued income taxes, net of current portion	—	296,784
Notes payable to related parties, net of current portion	436,258	222,089
Total liabilities	4,243,945	12,240,927

Stockholders’ equity:
Common stock	14,033	19,267
Additional paid-in capital	76,315,780	92,500,743
Deferred stock compensation	(26,623)	(8)
Accumulated other comprehensive loss	(51,830)	(63,139)
Accumulated deficit	(60,235,322)	(57,658,692)
Total stockholders’ equity	16,016,038	34,798,171
Total liabilities and stockholders’ equity	$20,259,983	$47,039,098

Note:  Certain balances have been reclassified to conform with current period presentation.